UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 12, 2008

HAEMONETICS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-10730	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 12, 2008, the Compensation Committee of the Company’s Board of Directors set bonus targets and base salaries for executive officers for fiscal 2009.  The Committee also approved bonus payments for fiscal 2008.

For fiscal 2009, each executive officer will be eligible to receive a potential cash bonus.  These potential cash awards are established at the beginning of the fiscal year.  Employees who are bonus eligible, including executives, may not receive any of the potential cash awards unless the Company reaches certain minimum stated revenue and operating income results for the fiscal year.   The final cash award paid is determined by the Company’s performance to the specified revenue and operating income targets.  If the specified targets for revenue or operating income for the fiscal year are over achieved, the potential cash bonus is increased to certain specified levels.  A portion of all employee bonuses is also dependent upon the employee’s  performance to their own individual performance objectives.  For the Chief Executive Officer 80% of his potential cash bonus will be solely dependent upon the achievement of the stated financial performance targets for revenue and operating income for the fiscal year, and 20% will be dependent upon the achievement of his individual performance objectives.   For all other executives, 70% of their stated potential cash bonus will be solely dependent upon the achievement of the stated financial performance targets for revenue and operating income for the fiscal year, and 30% will be dependent upon the achievement of their individual performance objectives, including regional or operating unit performance objectives.

For fiscal 2008, a potential cash bonus amount was established for each executive officer.  The bonus awards for fiscal 2008 included in the table below are the final bonus payments approved by the Compensation Committee of the Board of Directors after the end of fiscal 2008.  The amounts were largely determined based upon actual performance to the Company’s annual financial targets.  Because the Company fell short of its specified target for annual operating income, the payments were less than 100% of the potential bonuses established at the beginning of fiscal 2008.

The following table also sets forth annual salary and potential cash bonuses for fiscal 2009 for the Company’s Principal Executive Officer, Principal Financial Officer and the executive officers serving in fiscal 2008 who were included in the Company’s proxy statement for its August 1, 2007 annual meeting.  Salaries for fiscal 2009 reflect the Compensation Committee’s decision to approve merit increases ranging from 2.5% - 5% depending on individual performance.  The salary of the Principal Executive Officer — which has not changed since May 2006 — reflects his unwillingness to accept a merit increase after having missed the Company’s internal target for fiscal 2008 operating income.  Actual annual base salaries for such officers for fiscal 2008 are also included in the table below:

Name and Principal Position	Fiscal Year	Salary		Bonus (Actual FY 08, Target FY 09)
Brad Nutter President and CEO	2008 2009	$ $	520,000 520,000	$ $	308,048 520,000
Peter Allen President, Donor Division	2008 2009	$ $	376,903 386,300	$ $	123,660 173,800
Brian Concannon Chief Operating Officer	2008 2009	$ $	410,000 426,400	$ $	114,234 213,200
Bob Ebbeling Vice President, Operations	2008 2009	$ $	384,300 399,700	$ $	98,201 179,900
Chris Lindop Chief Financial Officer and Vice President of Business Development	2008 2009	$ $	385,000 404,200	$ $	99,549 181,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date May 12, 2008

/s/ Christopher J. Lindop
Christopher J. Lindop,
Chief Financial Officer and Vice President Business Development